Exhibit 99.1

Enveric Biosciences Inc. Announces $12.8 Million Registered Direct Offering

NAPLES, FL, February 9, 2021 – Enveric Biosciences Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid medicines to improve quality of life for cancer patients, today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase and sale of 3,007,026 shares of Enveric’s common stock, at a purchase price of $4.27 per share, in a registered direct offering. Enveric has also agreed to issue to the investors unregistered warrants to acquire 1,503,513 shares of Common Stock at $4.90 per share, exercisable immediately and terminating five years after the date of issuance. The closing of the offering is expected to occur on or about February 11, 2021, subject to the satisfaction of customary closing conditions. Following completion of the offering, the Enveric is expected to have 18,336,367 shares of common stock issued and outstanding.

The gross proceeds to Enveric from this offering are expected to be approximately $12,840,000, before deducting advisory and other offering expenses. Enveric intends to use the net proceeds from this offering for working capital and general corporate purposes.

Palladium Capital Group, LLC acted as a financial advisor to the issuer.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by Enveric pursuant to a “shelf” registration statement on Form S-3 (File No. 333-233260) previously filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2019, and declared effective by the SEC on November 19, 2019, and an additional registration statement on Form S-3 filed pursuant to Rule 462(b) relating to these securities became automatically effective upon filing. The offering of the securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Enveric has agreed to register the shares of common stock issuable upon exercise of the warrants for resale pursuant to a customary registration rights agreement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the failure of the offering described in this press release to close; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s registration statement on Form S-4 filed on May 28, 2020, as amended. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

EnvericBio@kcsa.com

Media Contacts

Caitlin Kasunich / Raquel Cona

KCSA Strategic Communications

212.896.1241 / 516.779.2630

EnvericBio@kcsa.com